THE GABELLI DIVIDEND & INCOME TRUST
Exhibit 2- 77(Q)1(a)





AMENDED & RESTATED BY-LAWS
OF
THE GABELLI DIVIDEND & INCOME TRUST


TABLE OF CONTENTS
Page

ARTICLE I Shareholder Meetings  5
Section 1.1  Chairman  5
Section 1.2  Voting  5
Section 1.3  Fixing Record Dates  6
Section 1.4  Inspectors of Election  6
Section 1.5  Special Meetings of Shareholders  6
Section 1.6  Place of Meetings  8
Section 1.7  Notice of Meetings  8
Section 1.8  Nature of Business at Annual Meetings of Shareholders  8
Section 1.9  Nomination of Trustees  11
Section 1.10  Conduct of Meetings  16
Section 1.11  Postponements; Adjournments  16
ARTICLE II Trustees  17
Section 2.1  Annual and Regular Meetings  17
Section 2.2  Chairman; Records  17
Section 2.3  Qualification  17
Section 2.4  Governance  20
ARTICLE III Officers  21
Section 3.1  Officers of the Fund  21
Section 3.2  Election and Tenure  21
Section 3.3  Removal of Officers  21
Section 3.4  Bonds and Surety  21
Section 3.5  Chairman, President, and Vice Presidents  21
Section 3.6  Secretary  22
Section 3.7  Treasurer  22
Section 3.8  Other Officers and Duties  22
ARTICLE IV Miscellaneous  22
Section 4.1  Depositories  22
Section 4.2  Signatures  23
Section 4.3  Seal  23
Section 4.4  Disclosure of Holdings  23
Section 4.5  Governing Law  23
Section 4.6  Provisions in Conflict with Law or Regulation  23
ARTICLE V SHARE Transfers  23
Section 5.1  Transfer Agents, Registrars and the Like  23
Section 5.2  Transfer of Shares  24
Section 5.3  Registered Shareholders  24
ARTICLE VI Amendment of By-Laws  24
Section 6.1  Amendment and Repeal of By-Laws  24

THE GABELLI DIVIDEND & INCOME TRUST
AMENDED & RESTATED BY-LAWS
            These By-Laws are made and adopted pursuant to Section 3.8 of the Amended and Restated Declaration of Trust establishing The
Gabelli Dividend & Income Trust (the "Fund") dated as of February   ,
2011, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.
            Definitions. As used in these By-Laws, the following terms shall have the meanings ascribed to them:
            "12(d) Holder" shall have the meaning set forth in Section 2.3(a)(xiii) of Article II of these By-Laws.
            "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
            "5% Holder" shall have the meaning set forth in Section 2.3(a)(ix) of Article II of these By-Laws.
            "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security. A person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares at any time whether or not within sixty days. "Beneficially own," "own beneficially" and related terms shall have correlative meaning.
            "By-Laws" shall mean these By-Laws of the Fund as amended or restated from time to time by the Trustees.
            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
            "control" shall mean the power to exercise a controlling influence over a person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.
            "control relationship" with respect to any person shall mean control over such person, being controlled by such person or being under common control with such person.
            "director" shall mean any director of a corporation or any person performing similar functions with respect to any organization, whether incorporated or unincorporated, including any natural person who is a member of a board of trustees of any organization that is a statutory or common-law trust.
            "Disclosable Relationship" with respect to another person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding or practice, including the sharing of information, decisions or actions, of a person with such other person with respect to the Fund or Shares, (B) the beneficial ownership of securities of any person known by such person to beneficially own Shares and of which such person knows such other person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other Person, (D) being an immediate family member of such other person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other person or with any person of which such other person is a 5% Holder, officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other person.
            "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
            "immediate family member" shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).
            "Independent Trustee" shall mean a Trustee that is not an "interested person," as defined in Section 2(a)(19) of the 1940 Act, of the Fund.
            "investment fund" shall have the meaning set forth in
Section 2.3(a)(iii) of Article II of these By-Laws.
            "nominated or seated" shall have the meaning set forth in
Section 2.3(a) of Article II of these By-Laws.
            "person" shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
            "Prohibited Conduct" shall have the meaning set forth in
Section 2.3(a)(v) of Article II of these By-Laws.
            "Proposed Nominee" shall have the meaning set forth in
Section 1.9(d)(i) of Article I of these By-Laws.
            "Proposed Nominee Associate" of any Proposed Nominee shall mean any person who has a Disclosable Relationship with such Proposed Nominee.
            "proxy access rules" shall have the meaning set forth in
Section 1.9(g) of Article I of these By-Laws.
            "SEC" shall mean the U.S. Securities and Exchange
Commission.
            "Shareholder Associate" of any beneficial or record shareholder of Shares shall mean any person who has a Disclosable Relationship with such beneficial or record shareholder.
            "Shares" shall mean the units of beneficial interest into which the beneficial interests in the Fund shall be divided from time to time, including any preferred units of beneficial interest, which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.
            "special meeting in lieu of an annual meeting" shall mean a special meeting called by Trustees for the purpose of removing Trustees or terminating the Fund's investment advisory agreement in the event that an annual meeting of shareholders is not held on or before such date as may be required by Section 6.1 of the Declaration.
            "Special Meeting Request" shall have the meaning set forth in Section 1.5(b) of Article I of these By-Laws.
ARTICLE I

SHAREHOLDER MEETINGS
            Section 1.1 Chairman
.. Except as otherwise provided in Section 1.10 of these Bylaws, the Chairman, if any, shall act as chairman at all meetings of the shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.
            Section 1.2 Voting
..
                  (a) As provided in the Declaration, shareholders shall have no power to vote on any matter except as provided in or pursuant to
Section 6.2 of the Declaration.
                  (b) As provided in Section 6.4(b) of the Declaration, where a separate vote of one or more classes or series of Shares is required on any matter: (i) if the vote is for the election of one or more Trustees, the affirmative vote of a plurality of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote for such Trustee or the Trustees shall be the act of the shareholders of such class or classes or series or series with respect to the election of such Trustee or Trustees; and (ii) if the vote is for any other matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote on such other matter shall be the act of the shareholders of such class or classes or series or series with respect to such other matter, in each case at any meeting at which a quorum is present with respect to the vote on the election of such Trustee(s) or such other matter.
                  (c) Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article 6 of the Declaration.
            Section 1.3 Fixing Record Dates
.. For the purpose of determining the shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in
Section 6.3 of the Declaration. If the Trustees do not prior to any meeting of shareholders so fix a record date or close the transfer books, then the date on which mailing of notice of the meeting is commenced or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.
            Section 1.4 Inspectors of Election
.. In advance of any meeting of shareholders, the Trustees may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman, if any, of any meeting of shareholders may appoint inspectors of election of the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
            Section 1.5 Special Meetings of Shareholders
..
                  (a) Special meetings of shareholders may be called
only by the Board of Trustees (or any duly authorized committee), except a special meeting in lieu of an annual meeting shall be called by the Trustees upon the timely receipt by the Secretary of a request in proper form from one or more record shareholders acting pursuant to and in accordance with Section 6.1 of the Declaration. Only such business shall be conducted at a special meeting or a special meeting in lieu of an annual meeting as shall be specified in the notice of meeting (or any supplement thereto). In fixing a date for any special meeting, the
Board of Trustees (or any duly authorized committee) may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting; provided, however, that the date fixed for any special meeting is consistent with Section 6.1 of the Declaration.
                  (b) Any shareholder(s) of record seeking to request a special meeting shall send written notice to the Secretary (the "Special Meeting Request") by registered mail, return receipt requested, requesting the Secretary to call a special meeting. Proof of the requesting shareholder's ownership of Shares at the time of giving the Special Meeting Request must accompany the requesting shareholder's Special Meeting Request. The Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record (or their duly authorized agents), shall bear the date of signature of each requesting shareholder (or its duly authorized agent) signing the
Special Meeting Request and shall set forth all information that each such shareholder of record and, with respect to the beneficial owners of Shares on whose behalf such request is being made, each such beneficial owner of Shares would be required to disclose in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Exchange Act, as well as additional information required by Section 1.8(d) of Article I of these By-Laws. Upon receiving the Special Meeting Request, the Trustees may in their discretion fix a date for the special meeting in lieu of an annual meeting, which need not be the same date as that requested in the Special Meeting Request.
                  (i) The shareholder(s) of record providing notice of business proposed to be brought before a special meeting in lieu of an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.5 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the special meeting in lieu of an annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the special meeting in lieu of an annual meeting.
                  (ii) The Board of Trustees shall determine the
validity of any purported Special Meeting Request received by the
Secretary.
                  (iii) Within ten (10) days of receipt of a valid Special Meeting Request, the Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Fund's proxy materials). The Secretary shall not be required to call a special meeting in lieu of an annual meeting upon receipt of a Special Meeting Request and such meeting shall not be held unless the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
                  (c) No business shall be conducted at a special
meeting in lieu of an annual meeting of shareholders except business brought before any such meeting in accordance with the procedures set forth in this Section 1.5 of this Article I and in compliance with
Article 6 of the Declaration. If the chair of a special meeting in lieu of an annual meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
                  (d) Nothing contained in this Section 1.5 of this
Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Fund's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
            Section 1.6 Place of Meetings
.. Any shareholder meeting, including any special meeting, shall be held within or without the state in which the Fund was formed at such place, date and time as the Trustees shall designate.
            Section 1.7 Notice of Meetings
.. Written notice of all meetings of shareholders, stating the place, date and time of the meeting, shall be given by the Secretary by mail to each shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable binding law. Such notice will also specify the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting.
            Section 1.8 Nature of Business at Annual Meetings of
Shareholders
..
                  (a) Only such business (other than nominations for election to the Board of Trustees, which must comply with the provisions of Section 1.9 of this Article I) may be transacted at an annual meeting of shareholders as is either:
                  (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of
Trustees (or any duly authorized committee thereof),
                  (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Trustees (or any duly authorized committee thereof), or
                  (iii) otherwise properly brought before the annual meeting by any shareholder of record of the Fund:
                  (A) who is a shareholder of record on the date such shareholder gives the notice provided for in this Section 1.8 of this
Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting; and
                  (B) who complies with the notice procedures set forth in this Section 1.8 of this Article I.
                  (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder of record must have given timely notice thereof in proper written form to the Secretary of the Fund.
                  (c) To be timely, a record shareholder's notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that such notice for the 2011 annual meeting of shareholders shall be delivered to the Secretary at the principal executive offices of the Fund neither earlier than 9:00 a.m., Eastern Time, on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year?s annual meeting of shareholders; provided, further, however, that in the event that an annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. "Public disclosure" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Fund with the SEC pursuant to the
Exchange Act. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a record shareholder's notice as described above.
                  (d) To be in proper written form, a record
shareholder's notice to the Secretary must set forth the following information:
                  (i) as to each matter such shareholder of record proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and
                  (ii) as to the record shareholder giving notice and each beneficial owner, if any, on whose behalf such notice is being given,
                  (A) the name and address of each such person and of each Shareholder Associate of each such person;
                  (B) the class or series and number of all Shares which are owned beneficially or of record by each such person and each Shareholder Associate of each such person,
                  (2) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of any such person, or any Shareholder Associate of any such person, with respect to Shares, and
                  (3) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of any such person, or any Shareholder Associate of any such person, where the effect or intent of any of the foregoing is to mitigate loss to, or to manage risk or benefit of Share price changes for, any such person, or any Shareholder Associate of any such person, or to increase or decrease the voting power or pecuniary or economic interest of any such person, or any Shareholder Associate of any such person, with respect to Shares;
                  (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among any such person, or any Shareholder Associate of any such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any Shareholder Associate of any such person, in such business, including any anticipated benefit therefrom to such person, or any Shareholder Associate of any such person;
                  (D) a description of all commercial and professional relationships and transactions between or among any such person, or any Shareholder Associate of any such person, and any other person or persons known to such person or Shareholder Associate to have a material interest in the matter that is the subject of such notice;
                  (E) all information relating to each such person and each Shareholder Associate of each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by any such person with respect to the proposed business to be brought by any such person before the annual meeting pursuant to Section 14 of the Exchange Act; and
                  (F) a representation that the shareholder of record giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
                  (e) A shareholder of record providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this
Section 1.8 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting.
                  (f) No business (other than nominations for election
to the Board of Trustees, which must comply with the provisions of
Section 1.9 of this Article I) shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.8 of this
Article I. If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted at the meeting.
                  (g) Nothing contained in this Section 1.8 of this
Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Fund's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
                  (h) If information submitted pursuant to this Section
1.8 of this Article I by any shareholder proposing to bring a matter before the annual meeting shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the notice in respect of which such information is required by this Section 1.8 may be deemed not to have been made, in accordance with this Section 1.8 of this Article I. Any such shareholder shall notify the Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.
            Section 1.9 Nomination of Trustees
..
                  (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trustees of the Fund. Nominations of persons for election to the Board of Trustees may be made only at any annual meeting of shareholders, except to the extent otherwise required by the 1940 Act:
                  (i) by or at the direction of the Board of Trustees
(or any duly authorized committee thereof), or
                  (ii) by any shareholder(s) of record of the Fund:
                  (A) who is a shareholder or are shareholders of record on the date such shareholder(s) give the notice provided for in this
Section 1.9 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting; and
                  (B) who complies or comply with the notice procedures set forth in this Section 1.9 of this Article I.
                  (b) In addition to any other applicable requirements, for a nomination to be made by one or more shareholder(s) of record, such shareholder(s) must have given timely notice thereof in proper written form to the Secretary of the Fund.
                  (c) To be timely, a record shareholder's notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund:
                  (i) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty
(150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that such notice for the 2011 annual meeting of shareholders shall be delivered to the Secretary at the principal executive offices of the Fund neither earlier than 9:00 a.m., Eastern Time, on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year?s annual meeting of shareholders; provided, further, however, that in the event that an annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and
                  (ii) in no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of notice as described above.
                  (d) To be in proper written form, a notice from one or more record shareholders to the Secretary must set forth the following information:
                  (i) as to each person whom the shareholder of record proposes to nominate for election as a Trustee (a "Proposed Nominee") and each Proposed Nominee Associate of each such person:
                  (A) the name, age, business address and residence address of such Proposed Nominee and of each Proposed Nominee Associate of such Proposed Nominee;
                  (B) the principal occupation or employment of such Proposed Nominee;
                  (C) the number of shares of each class or series of Shares which are owned beneficially or of record, directly or indirectly, by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and the name and address of the record holder(s) of such Shares (if different than the beneficial owner(s)) as they appear on the records of the Fund,
                  (2) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposed Nominee, or by or on behalf of any Proposed Nominee Associate of such Proposed Nominee, with respect to Shares,
                  (3) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Proposed Nominee, or any Proposed Nominee
Associate, where the effect or intent of any of the foregoing is to mitigate loss to, or to manage risk or benefit of share price changes for, such Proposed Nominee, or any Proposed Nominee Associate of such Proposed Nominee, or to increase or decrease the voting power or pecuniary or economic interest of such Proposed Nominee, or any Proposed Nominee Associate of such Proposed Nominee, with respect to the Shares,
                  (4) a description of all agreements, arrangements, or understandings (whether written or oral) between such Proposed Nominee, and any Proposed Nominee Associate of such Proposed Nominee, and any material interest of such Proposed Nominee Associate, in such nomination, including any anticipated benefit therefrom to such Proposed Nominee Associate,
                  (5) a description of all commercial and professional relationships and transactions between or among such Proposed Nominee, or any Proposed Nominee Associate, and any other person or persons known to such person or Proposed Nominee Associate to have a material interest in such nominations,
                  (6) a representation as to whether such Proposed Nominee is an "interested person," as defined under Section 2(a)(19) of the 1940 Act, of the Fund and sufficient information about the Proposed Nominee to permit counsel to the Fund to confirm such representation, including information with respect to each relationship set forth in
Section 2(a)(19) of the 1940 Act which may cause such Proposed Nominee to be an interested person of the Fund or a representation that no such relationship exists, and
                  (7) all information necessary to establish that the Proposed Nominee satisfies the Trustee qualifications as set out in
Section 2.3 of Article II of these By-Laws;
                  (D) all information relating to such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and
                  (ii) as to each shareholder of record giving the notice, and each beneficial owner, if different than the shareholder of record, on whose behalf the nomination is being made,
                  (A) the name and record address of such person and of each Shareholder Associate of each such person;
                  (B) the number of shares of each class or series of Shares which are owned beneficially or of record, directly or indirectly, by such person and each Shareholder Associate of such person,
                  (2) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or by or on behalf of any Shareholder Associate, with respect to Shares, and
                  (3) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such person, or by or on behalf of any Shareholder Associate of such person, when the effect or intent of any of the foregoing being is to mitigate loss to, or to manage risk or benefit of Share price changes for, such person, or any Shareholder Associate of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associate of such person, with respect to Shares;
                  (C) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, and any Shareholder Associate of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, and any Shareholder Associate, in such nomination, including any anticipated benefit therefrom to such person, and any Shareholder Associate of such person;
                  (D) a description of all commercial and professional relationships and transactions between or among any such person, or any Shareholder Associate of any such person, and any other person or persons known to such person or Shareholder Associate to have a material interest in such nomination;
                  (E) all information relating to such person and each Shareholder Associate of such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Trustees in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved);
                  (F) a representation that the shareholder(s) giving notice intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in the notice.
                  (iii) Such notice must be accompanied by a certificate executed by the Proposed Nominee certifying that such Proposed Nominee
(a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Fund in connection with service or action as a Trustee of the Fund that has not been disclosed to the Fund, (b) will serve as a Trustee of the Fund if elected, and (c) satisfies the Trustee qualifications as set out in
Section 2.3 of Article II of these By-Laws.
                  (e) A shareholder or shareholders of record providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that:
                  (i) the information provided or required to be provided in such notice pursuant to this Section 1.9 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting; and
                  (ii) any subsequent information reasonably requested by the Board of Trustees to determine that the Proposed Nominee has met the Trustee qualifications as set out in Section 2.3 of this Article II is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the request by the Board of Trustees for subsequent information regarding Trustee qualifications has been delivered to or mailed and received by such shareholder of record, or group of shareholders of record, providing notice of any nomination.
                  (f) No person shall be eligible for election as a Trustee of the Fund unless nominated in accordance with the procedures set forth in this Section 1.9 of this Article I. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
                  (g) Notwithstanding any provision of this Section 1.9 of this Article I to the contrary, a nomination of persons for election to the Board of Trustees may be submitted for inclusion in the Fund's proxy materials to the extent required by rules adopted from time to time by the SEC providing for such nominations and inclusion and interpretations thereof ("proxy access rules"), and, if such nomination is submitted under the proxy access rules, such submission:
                  (i) in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the Fund no later than 120 calendar days before the anniversary of the date that the Fund mailed (or otherwise disseminated) its proxy materials for the prior year's annual meeting (or such other date as may be set forth in the proxy access rules for companies without advance notice bylaws);
                  (ii) in all other respects, must be made pursuant to, and in accordance with, the terms of the proxy access rules, as in effect at the time of the nomination, or any successor rules or regulations of the SEC then in effect; and
                  (iii) must provide the Fund with any other information required by this Section 1.9 of this Article I, by applicable law, the Declaration or a resolution of the Trustees for nominations not made under the proxy access rules, except to the extent that requiring such information to be furnished is prohibited by the proxy access rules.
The provisions of this paragraph (g) of this Section 1.9 of this Article I do not provide shareholders of the Fund with any rights, nor impose upon the Fund any obligations, other than the rights and obligations set forth in the proxy access rules.
                  (h) If information submitted pursuant to this Section
1.9 of this Article I by any shareholder proposing a nominee for election as a Trustee shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination in respect of which such information is required by this
Section 1.9 may be deemed not to have been made, in accordance with this
Section 1.9 of this Article I. Any such shareholder shall notify the Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.
            Section 1.10 Conduct of Meetings
.. The Board of Trustees of the Fund may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Every meeting of the stockholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Trustees, by one of the officers present at the meeting, and if no officer is present, by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. In the discretion of the chairman of the meeting selected pursuant to the foregoing provisions of this Section 1.10, the lead independent Trustee may conduct such meeting of shareholders in lieu of the individual selected pursuant to the foregoing provisions. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the meeting shall formally commence; (c) the determination of rules for adjournment of the meeting prior to or after the formal commencement of the meeting;
(d) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; (e) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (f) rules and procedures for maintaining order at the meeting and the safety of those present, including without limitation removing any individual who refuses to comply with meeting procedures; (g) limitations on attendance at and participation in the meeting to shareholders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (h)?restrictions on entry to the meeting after the time fixed for the commencement thereof; (i)?limitations on the time allotted to questions or comments by shareholders; (j) the extent to which, if any, other participants are permitted to speak; and (k) removing any shareholder or any other individual who refused to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting.
            Section 1.11 Postponements; Adjournments
.. The Board of Trustees may, prior to a meeting of shareholders being convened, postpone such meeting from time to time to a date not more than 130 days after the original record date. The chairman of any meeting of the shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and thirty (130) days after the record date.
ARTICLE II

TRUSTEES
            Section 2.1 Annual and Regular Meetings
.. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Except as required by applicable law, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent.
            Section 2.2 Chairman; Records
.. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of the Chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by the written consent of a majority of the Trustees, shall be recorded by the Secretary of the Fund or such other person appointed by the Board of Trustees as the meeting secretary.
            Section 2.3 Qualification
..
                  (a) After Shares have been publicly offered, only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated ("nominated or seated") to serve as a Trustee unless a majority of the Board of Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Fund's investment adviser and the Board of Trustees:
                  (i) An individual nominated or seated as a Trustee shall be at least twenty-one (21) years of age and not older than such age as shall be set forth in a written instrument signed or adopted by not less than two-thirds of the Trustees then in office and not under legal disability;
                  (ii) An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a director of no more than 5 companies having securities registered under the Exchange Act or treated as public reporting companies under any comparable regulatory regime (investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose);
                  (iii) Except as set forth in this Section 2.3 of this
Article II, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, director or record or beneficial owner of 5% or more of any class of securities of (A) any investment adviser or person in a control relationship with such investment adviser (other than the Fund's investment adviser or any investment adviser in a control relationship with the Fund's investment adviser), (B) any collective investment vehicle, including the Fund, primarily engaged in the business of investing in "investment securities" (as defined in the 1940 Act) (an "investment fund") (other than by reason of being an employee, officer, partner, member, director or controlling person of the Fund's investment adviser, any investment adviser in a control relationship with the Fund's investment adviser or any person in a control relationship with any of the foregoing) or (C) an entity controlling or controlled by any investment adviser (other than the Fund's investment adviser or any investment adviser in a control relationship with the Fund's investment adviser or any person in a control relationship with any of the foregoing) or investment fund;
                  (iv) An individual nominated or seated as a Trustee shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;
                  (v) An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual's activities with respect to any investment-related business (collectively, "Prohibited Conduct"), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940;
                  (vi) An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) being ineligible, in the absence of an exemptive order under Section 9(c) of the 1940 Act, to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company;
                  (vii) An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that, in the absence of an exemptive order under Section 9(c) of the 1940 Act, would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter;
                  (viii) An individual nominated or seated as an Independent Trustee shall not be an "interested person," as defined under Section 2(a)(19) of the 1940 Act, of the Fund;
                  (ix) An individual nominated or seated as a Trustee shall not be the beneficial owner of, or be a person party to an agreement, arrangement, understanding or practice for sharing information or decisions concerning shareholder actions or the acquisition, disposition or voting of Shares, who in the aggregate are the beneficial owners of 5% or more of the outstanding shares of any class of Shares of the Fund (each such person other than the Fund's investment adviser, any investment adviser in a control relationship with the Fund's investment adviser or any person in a control relationship with any of the foregoing, a "5% Holder") and shall not have a Disclosure Relationship with a 5% Holder;
                  (x) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and current year by, or have, or have had within the last two full calendar years and current year any material commercial or professional relationship with, any 5% Holder or any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;
                  (xi) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 5% Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;
                  (xii) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, be an officer, director, general partner or managing member (or person performing similar functions) of any 5% Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder;
                  (xiii) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and the current year by any investment fund or any company or companies controlled by one or more investment funds which in the aggregate beneficially own (A) more than three percent (3%) of the outstanding voting Shares of the Fund, (B) securities issued by the Fund having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Fund and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment company making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding Shares of the Fund (an investment fund making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D), but excluding any investment fund managed by the Fund's investment adviser or an investment adviser in a control relationship with the Fund's investment adviser, being referred to as a "12(d) Holder"), or by any person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder;
                  (xiv) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder;
                  (xv) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, be an officer, director, partner or managing member (or person performing similar functions) of any 12(d) Holder or of any person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder; and
                  (xvi) An individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, control or act in concert with any 12(d) Holder or any person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder.
            Section 2.4 Governance
.. The Board of Trustees may from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.
ARTICLE III

OFFICERS
            Section 3.1 Officers of the Fund
.. The officers of the Fund shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. No officer of the Fund need be a Trustee.
            Section 3.2 Election and Tenure
.. At the initial organization meeting, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.
            Section 3.3 Removal of Officers
.. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
            Section 3.4 Bonds and Surety
.. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.
            Section 3.5 Chairman, President, and Vice Presidents
.. The Chairman, if any, shall, if present, preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer of the Fund and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall each have power in the name and on behalf of the Fund to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Fund to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.
            Section 3.6 Secretary
.. The Secretary shall maintain the minutes of all meetings of, and record all votes of, shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Fund, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Fund which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.
            Section 3.7 Treasurer
.. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine.
            Section 3.8 Other Officers and Duties
.. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.
ARTICLE IV

MISCELLANEOUS
            Section 4.1 Depositories
.. The funds of the Fund shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents
(including the adviser, administrator or manager), as the Trustees may from time to time authorize.
            Section 4.2 Signatures
.. All contracts and other instruments shall be executed on behalf of the Fund by its properly authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.
            Section 4.3 Seal
.. The Fund is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Fund, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
            Section 4.4 Disclosure of Holdings
.. The holders of Shares or other securities of the Fund shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership, control over, holding with power to vote or other beneficial ownership of Shares or other securities of the Fund as the Trustees deem necessary or appropriate.
            Section 4.5 Governing Law
.. These By-Laws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state in which the Fund was formed, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.
            Section 4.6 Provisions in Conflict with Law or Regulation
..
                  (a) The provisions of these By-Laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.
                  (b) If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.
ARTICLE V

SHARE TRANSFERS
            Section 5.1 Transfer Agents, Registrars and the Like
.. As provided in Section 5.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various classes and series, if any, of the Fund as the Trustees shall deem necessary or desirable.
In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.
            Section 5.2 Transfer of Shares
.. The Shares of the Fund shall be transferable on the books of the Fund only upon delivery to the Trustees or a transfer agent of the Fund of proper documentation as provided in Section 5.8 of the Declaration. The Fund, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.
            Section 5.3 Registered Shareholders
.. The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
ARTICLE VI

AMENDMENT OF BY-LAWS
            Section 6.1 Amendment and Repeal of By-Laws
.. In accordance with Section 3.8 of the Declaration, only the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees then in office. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

Amended by the Board of Trustees on: February     , 2011